Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated August 22, 2017, in this Registration Statement (Form S-6 No. 333-218560) of Smart Trust 334, comprising Smart Trust, Rising Interest Rates Hedge Trust, Series 9.

/s/ Grant Thornton LLP

Chicago, Illinois

August 22, 2017